Exhibit 99.4

Admission Ticket Hudson Valley Holding Corp. IMPORTANT SPECIAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by <Time>, on XXXXXX XX, 2015. Vote by Internet • Go to www.investorvote.com/HVB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message X Special Meeting Proxy Card q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 1. Proposal to adopt the Agreement and Plan of Merger, dated as of November 4, 2014, by and between Hudson Valley Holding Corp. and Sterling Bancorp, pursuant to which Hudson Valley Holding Corp. will merge with and into Sterling Bancorp. 3. Proposal to adjourn the Hudson Valley Holding Corp. special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Hudson Valley Holding Corp. merger proposal. B Non-Voting Items Change of Address — Please print your new address below. For Against Abstain For Against Abstain 2. Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Hudson Valley Holding Corp. may receive in connection with the merger pursuant to existing agreements or arrangements with Hudson Valley Holding Corp. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. 1UPX Signature 2 — Please keep signature within the box. + 00000A

Special Meeting Admission Ticket Special Meeting of Hudson Valley Holding Corp. Shareholders <Day, Month Date, Year, Time> Local Time <Location> <Street, City, State> Upon arrival, please present this admission ticket and photo identification at the registration desk. <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission ticket information here> <Insert admission Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. MAP GRAPHIC HERE Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. Directions here. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Hudson Valley Holding Corp. Notice of Special Meeting of Shareholders Address Proxy Solicited by Board of Directors for Special Meeting - (Date) (Proxies Names), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Hudson Valley Holding Corp. to be held on (Date) or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)